EXHIBIT (j)








                         Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Class IA and Class IB Share Prospectuses and "Custodian and Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated January 29, 2003 in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of First American Insurance Portfolios, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 9 under the Securities Act of 1933 (Registration No. 333-93883) and Amendment No. 9 under the Investment Company Act of 1940 (Registration No. 811-09765).



                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
April 28, 2003